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                                                                      EXHIBIT 10

                          WELCOMETO SEARCH ENGINE, INC.

                                STOCK OPTION PLAN



1.      Purpose of the Plan

1.1 The purpose of the Plan is to assist the Corporation in attracting and retaining superior directors, officers, advisors, employees and other persons or companies engaged to provide ongoing services to the Corporation, to provide a strong incentive for such persons to put forth maximum effort for the continued success and growth of the Corporation, and in combination with these goals, to encourage their equity participation in the Corporation.


2.       Definitions

2.1 For the purposes of the Plan, the following terms have the respective meanings set forth below:

         (a)      "Board" means the board of directors of the Corporation;

         (b) "Corporation" means WelcomeTo Search Engine, Inc., a Florida corporation, or its successors;

         (c) "Disability" means a physical or mental incapacity of a nature which the Plan Administrator determines prevents or would prevent the Optionee from satisfactorily performing the substantial and material duties of his or her position with the Corporation;

         (d) "Eligible Person" means, from time to time, any director, officer, advisor or employee of the Corporation or other person or company engaged to provide ongoing services to the
                  Corporation:

         (e) "Exchange" means any exchange or electronic quotation system upon which the Shares are listed or quoted;

         (f) "Exemption Order" means exemption order BOR #96/15, dated August 29, 1996, of the British Columbia Securities Commission, as amended or replaced from time to time;

         (g) "Grant Date" has the meaning ascribed to that term in Subsection 5.1 hereof;

         (h) "Option" means an option, granted pursuant to Section 5 hereof, to purchase a Share;

         (i) "Option Period" has the meaning ascribed to that term in Subsection 6.3 hereof;

         (j)      "Option Price" means the price per Share at which Shares may be purchased under the Option, as determined pursuant to Paragraph 5.1(b) hereof and as may be adjusted in accordance with Section 10 hereof;
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         (k)      "Optionee" means an Eligible Person to whom an Option has been granted;

         (l) "Permitted Consultant" means an Eligible Person who is a "permitted consultant" as that term is used in the Exemption Order;

         (m) "Plan" means the Incentive Stock Option Plan of the Corporation as set forth herein as the same may be amended and/or restated from time to time;

         (n)      "Plan Administrator" has the meaning ascribed to that term in section 3.1 hereof;

         (o) "Retirement" has the meaning ascribed to that term in Subsection 8.1 hereof;

         (p) "Securities Regulators" has the meaning ascribed to that term in Section 11 hereof;

         (q) "Share" means, subject to Section 10 hereof, a Common share without nominal or par value in the capital of the Corporation.

2.2 Unless otherwise indicated, all dollar amounts referred to in this Option Plan are in U.S. funds.

2.3 As used in this Plan, words importing the masculine gender shall include the feminine and neuter genders and words importing the singular shall include the plural and vice versa, unless the context otherwise requires.

3.       Administration of the Plan

3.1 The Plan shall be administered by the Board, or by one or more committees appointed by the Board (the "Plan Administrator").

3.2 The members of any committee appointed to administer the Plan shall be appointed from time to time by, and serve at the pleasure of, the Board.

3.3 The chief executive officer of the Corporation shall periodically make recommendations to the Plan Administrator as to the grant of Options.

3.4 The Plan Administrator may wait until such time as the financial statements of the preceding fiscal year are approved by the Board before making any determination regarding the grant of Options.

3.5 The interpretation and construction by the Plan Administrator of any provisions of the Plan or any Option granted hereunder shall be biding and conclusive on all participants and on


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their legal representatives and beneficiaries. The Plan Administrator shall have the full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Option or any agreement with respect to any Option entered into hereunder and all such other actions and determinations not inconsistent with the specific terms and provisions of the Plan deemed by such Plan Administrator to be necessary or appropriate to the administration of the Plan, any Option or any agreement with respect to an Option entered into hereunder. No member of the Plan Administrator shall be liable for any action or determination made in good faith with respect to the Plan, any Option, or of any agreement with respect to any Option entered into hereunder.

3.6 The Plan Administrator may authorize one or more officers of the Corporation to execute and deliver and to receive documents on behalf of the Corporation.

4.       Shares Subject to the Plan

4.1 The maximum aggregate number of Options which may be issued under the Plan shall not exceed two million (2,000,000), subject to adjustment as provided in Section 10 hereof. Shares in respect of which Options have expired shall be available for subsequent Options under the Plan. No fractional Shares may be purchased or issued under the Plan.


5.       Grants of Options

5.1 Subject to the provisions of the Plan, the Plan Administrator shall, in its sole discretion and from time to time, determine those Eligible Persons to whom Options shall be granted and the date on which such Options are to be granted (the "Grant Date"). The Plan Administrator shall also determine, in connection with each grant of Options:

         (a)      the number of Options to be granted;

         (b) the Option Price applicable to each Option, which Option Price shall comply with all applicable securities laws; and

         (c) the other terms and conditions (which need not be identical and which, without limitation, may include non-competition provisions) of all Options covered by any grant.


6.       Eligibility, Vesting and Terms of Options

6.1      Options may be granted to Eligible Persons only.

6.2 Subject to the adjustments provided for in Section 10 hereof, each Option shall entitle the Optionee to purchase one Share.


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6.3      The option period (the "Option Period") of each Option shall be determined by the Plan Administrator. The Option Period set for each Option shall comply with all applicable securities laws and shall commence on the Grant Date. Where the Exemption Order is relied on by the Corporation in trading an Option to a Permitted Consultant, the Option Period shall expire on the fifth anniversary of the Grant Date.

6.4 An Option which has vested may be exercised (in each case to the nearest full Share) at any time during the Option Period.

6.5 Options shall vest as determined by the Plan Administrator. In the event of a sale of all or substantially all of the business assets of the Corporation to another person or the merger or other business combination of the Corporation with another person or persons in which the Corporation is not the surviving person or entity or in the event of a change in control of the Corporation as defined in subsection 8.3 hereof, all options held by Eligible Persons or Permitted Consultants granted under the Stock Option Plan shall immediately vest.

6.6 The total number of Shares to be optioned to any Optionee under this Plan together with any Shares reserved for issuance under options or warrants for services and employee stock purchase plans or any other share compensation arrangements to such Optionee shall not exceed 5% of the issued and outstanding Shares of the Corporation at the Grant Date of the Option.

6.7 Where the Exemption Order is or has been relied on by the Corporation in trading an Option to a Permitted Consultant, the total number of Shares to be optioned to Permitted Consultants under this Plan, together with any Shares reserved for issuance under options or warrants for services and employee stock purchase plans or any other share compensation arrangements to Permitted Consultants shall not exceed 2% of the issued and outstanding Shares of the Corporation at the Grant Date of the Option.

6.8 An Option is personal to the Optionee and is non-assignable and non-transferrable otherwise than by will or by the laws governing the devolution of property in the event of death of the Optionee.


7.       Option Agreement

7.1 Upon the grant of an Option, the Corporation and the Optionee shall enter into an option agreement, in a form approved by the Plan Administrator, subject to the terms and conditions of the Plan, which agreement shall set out the Optionee's agreement that the Options are subject to the terms and conditions set forth in the Plan as it may be amended or replaced from time to time, the Grant Date, the name of the Optionee, the Optionee's position with the Corporation, the number of Options, the Option Price, payment of the Option Price, the expiry date of the Option Period and such other terms and conditions as the Plan Administrator may deem appropriate.


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8.       Termination of Employment, Engagement or Directorship

8.1 Any Optionee whose employment, engagement or directorship with the Corporation is terminated due to retirement on or after such Optionee's normal retirement date under the applicable retirement plan or policy of his or her employer or due to early retirement with the consent of the Plan Administrator (collectively, "Retirement") shall have 365 days from the date of such termination to exercise any Option granted hereunder to the extent such Option was exercisable and had vested on such date of termination; the Plan Administrator shall have the discretion to increase or decrease the 365 day period, provided, however, that no Option shall be exercisable following the expiration of the Option Period applicable thereto.

8.2 Any Optionee whose employment, engagement or directorship with the Corporation is terminated due to Disability shall have 365 days from the date of such termination to exercise any Option granted hereunder to the extent such Option was exercisable and had vested on such date of termination; the Plan Administrator shall have the discretion to increase or decrease the 365 day period, provided, however, that no Option shall be exercisable following the expiration of the Option Period applicable thereto.

8.3 Any Optionee whose employment, engagement or directorship with the Corporation is terminated at any time in the six months following a change of control of the Corporation (as hereinafter defined) shall have 365 days from the date of such termination to exercise any Option granted hereunder to the extent such Option was exercisable and had vested on the date of such termination; provided, however, that no Option shall be exercisable following the expiration of the Option Period applicable thereto. For the purposes of this Subsection 8.3, "change of control" shall mean the acquisition by a person, or combination of persons acting in concert, of:

         (a) a sufficient number of the voting rights attached to the outstanding voting securities of the Corporation at the time of such acquisition, to affect materially the control of the Corporation; or

         (b) more than 40% of the voting rights attached to the outstanding voting securities of the Corporation at the time of such acquisition.

8.4 In the event of the death of an Optionee, either while in the employment or engagement or while a director of the Corporation or after Retirement, the Optionee's estate may, within 365 days from the date of the Optionee's death, exercise any Option granted hereunder to the extent such Option was exercisable and had vested on the date of such termination; provided, however, that no Option shall be exercisable following the expiration of the Option Period applicable thereto. The Optionee's estate shall include only the executors or administrators of such estate and persons who have acquired the right to exercise such Option directly from the optionee by bequest or inheritance.


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8.5      In the event an Optionee's employment, engagement or directorship is terminated for cause, each Option held by the Optionee that has not been effectively exercised prior to such termination shall lapse and become null and void immediately upon such termination.

8.6 In the event an Optionee's employment, engagement or directorship terminates for any reason other than death, Disability, Retirement, cause or in the circumstances described in Subsection 8.3 hereof, the Optionee may exercise any Option granted hereunder to the extent such Option was exercisable and had vested on the date of such termination; no later than thirty (30) days after such termination or such later date within the Option Period first established by the Plan Administrator for such Option as the Plan Administrator may fix.

8.7 The Plan Administrator may also in its sole discretion increase the periods permitted to exercise all or any of the Options covered by any Grant following a termination of employment, engagement or directorship as provided in Subsections 8.1, 8.2, 8.3, 8.4, 8.5 or 8.6 above, if allowable under applicable law; provided, however, that in no event shall any Option be exercisable following the expiration of the Option Period applicable thereto.

8.8 The Plan shall not confer upon any Optionee any right with respect to a continuation of employment or engagement by, or directorship of, the Corporation nor shall it interfere in any way with the right of the Corporation to terminate any Optionee's employment or engagement at any time.

9.       Exercise of Options

9.1 Subject to the provisions of the Plan, an Option may be exercised from time to time by delivery to the Corporation at its registered office of a written notice of exercise addressed to the Secretary of the Corporation specifying the number of Shares with respect to which the Option is being exercised, together with a certified cheque or bank draft for the aggregate of the Option Prices to be paid for the Shares to be purchased. Certificates for such Shares shall be issued and delivered to the Optionee within a reasonable time following the receipt of such notice and payment.

9.2 No less than 100 Options may be exercised at any one time, except where a smaller number of Options is or remains exercisable pursuant to a grant, in which case, such smaller number of Options must be exercised at one time.


10.      Adjustment on Alteration of Share Capital

10.1 In the event of a subdivision, consolidation or reclassification of outstanding Shares or other capital adjustment, or the payment of a stock dividend thereon, the number of Shares reserved or authorized to be reserved under the Plan, the number of Shares receivable on the exercise of an Option and the Option Price therefor shall be increased or reduced proportionately and such other adjustments shall be made as may be deemed necessary or equitable by the Plan Administrator.


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10.2     If the Corporation amalgamates, consolidates with or merges with or into another body corporate, whether by way of amalgamation, statutory arrangement or otherwise (the right to do so being hereby expressly reserved), any Share receivable on the exercise of an Option shall be converted into the securities, property or cash which the Optionee would have received upon such amalgamation, consolidation or merger if the Optionee had exercised his or her Option immediately prior to the effective date of such amalgamation, consolidation or merger and the Option Price shall be adjusted appropriately by the Plan Administrator and such adjustment shall be binding for all purposes of the Plan.

10.3 In the event of a change in the Corporation's currently authorized Shares which is limited to a change in the designation thereof, the shares resulting from any such change shall be deemed to be Shares within the meaning of the Plan.

10.4 In the event of any other change affecting the Shares, such adjustment, if any, shall be made as may be deemed equitable by the Plan Administrator to properly reflect such event.

10.5 No adjustment provided in this Section 10 shall require the Corporation to issue a fractional Share and the total adjustment with respect to each Option shall be limited accordingly.


11.      Regulatory Approval

11.1 Notwithstanding any of the provisions contained in the Plan or any Option, the Corporation's obligation to issue Shares and to issue and deliver certificates for such Shares to an Optionee pursuant to the exercise of an Option shall be subject to:

         (a) compliance with all applicable laws, regulations, rules, orders of governmental or regulatory authorities in Canada and the United States ("Securities Regulators")

         (b)      compliance with the requirements of an Exchange; and

         (c) receipt from the Optionee of such covenants, agreements, representations and undertakings, including as to future dealings in such Shares, as the Corporation determines to be necessary or advisable in order to safeguard against the violation of the securities laws of any jurisdiction.

11.2 The Corporation shall in no event be obligated to take any action in order to cause the issuance and delivery of such certificates to comply with any laws, regulations, rules, orders or requirements.

11.3 If any amendment, modification or termination to the provisions hereof or any Option made pursuant hereto are required by any Securities Regulators or an Exchange as a condition of approval to a distribution to the public of any Shares or to obtain a listing of any Shares, the


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Plan Administrator is authorized to make such amendments and thereupon the terms of the Plan, any Options, including any option agreement made pursuant hereto, shall be deemed to be amended accordingly without requiring the consent or agreement of any Optionee.

12.      Miscellaneous

12.1 An Optionee entitled to Shares as a result of the exercise of an Option shall not be deemed for any purpose to be, or to have rights as, a shareholder of the Corporation by such exercise, except to the extent Shares are issued therefor and then only from the date such Shares are issued. No adjustment shall be made for dividends or distributions or other rights which the record date is prior to the date such Shares are issued.

12.2 The Corporation may require an Optionee, as a condition of exercise of an Option, to pay or reimburse any taxes which are required to be withheld in connection with the exercise of such Option.


13.      Effective Date, Amendment and Termination

13.1 The Plan shall become effective upon its adoption by the Board, subject to approval by the shareholders of the Corporation. If the shareholders do not approve the Plan, the Plan shall not be effective and any and all action taken prior thereto, including the making of any grants of Options, shall be fully rescinded and be null and void.

13.2 The Board may, subject to required Securities Regulators and/or Exchange approval, from time to time amend, modify, suspend or terminate the Plan in whole or in part; provided, however, that no amendment or modification may become effective without approval of the amendment or modification by the shareholders, if shareholder approval is required to enable the Plan to satisfy any applicable statutory or regulatory requirements, or if the Corporation, on the advice of counsel, determines that shareholder approval is otherwise necessary or desirable.

13.3 No action by the Board to terminate the Plan pursuant to this Section 13 shall affect any Options granted hereunder which became effective pursuant to the Plan prior to such action.

13.4 The Plan Administrator may amend, modify or terminate any outstanding Option, including, but not limited to, substituting another award of the same or of a different type or changing the date of exercise; provided, however that, the Optionee's consent to such action shall be required unless the Plan Administrator determines that the action, when taken with any related action, would not materially and adversely affect the Optionee or is made pursuant to
Section 11 hereof.